EXHIBIT 23.3



               CONSENT OF MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP



We consent to the references to the name of our firm under the caption "Legal Matters" in the Registration Statement (Form F-1) and related Prospectus of CommTouch Software Ltd. for the registration of Ordinary Shares on behalf of the Company and on behalf of Selling Shareholders.


                                         MCCUTCHEN, DOYLE, BROWN & ENERSEN, LLP


Palo Alto, California
March 6, 2000

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